Exhibit 10.04

Amendment Number 3 to the

OGE Energy Corp. Employees’ Stock Ownership and Retirement Savings Plan

(As Amended and Restated Effective as of January 1, 2006)

OGE Energy Corp. (the “Company”), an Oklahoma corporation, by action of its Benefits Oversight Committee taken in accordance with the authority granted to it by Section 13.3 of the OGE Energy Corp. Employees’ Stock Ownership and Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2006), as heretofore amended (the “Plan”), hereby amends the Plan in the following respect effective as of April 1, 2008:

1.      By deleting the phrase “excluding dividends paid from the TRASOP Account,” where it appears in the first sentence of the second paragraph of Section 11.5 of the Plan and inserting in lieu thereof the phrase “excluding dividends paid from the TRASOP Account prior to April 1, 2008,”.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by a duly authorized officer as of the 17th day of April, 2008.

OGE ENERGY CORP.

By: /s/ Carla D. Brockman